Exhibit 99.2


             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial data set forth below gives effect to the acquisition of Newmark International, Inc. and Pfleiderer Leasing USA, Inc. (collectively, "Newmark") (the "Acquisition") on April 16, 2004 by the application of the pro forma adjustments to the historical consolidated financial statements of Valmont Industries, Inc. ("Valmont"). The unaudited pro forma condensed financial data should be read in conjunction with the audited and unaudited historical consolidated financial statements and notes of Valmont and the historical audited combined financial statements and notes of Newmark.

     The unaudited pro forma condensed combined balance sheet as of December 27, 2003 gives effect to the Acquisition as if it had occurred on such date. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it occurred as of December 29, 2002. The unaudited pro forma condensed combined financial data do not purport to represent what Valmont's results of operations or financial position would have been if the Acquisition had occurred as of the dates indicated or what such results will be for any future periods.

     The unaudited pro forma condensed combined financial data have been prepared giving effect to the Acquisition, which is accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The total purchase price for Newmark was allocated to the net assets based upon preliminary estimates of fair value. The purchase price allocations for the Acquisition are preliminary and further refinements are likely to be made based on the results of final valuations and the resolution of any post-closing purchase price adjustments pursuant to the stock purchase agreement.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that Valmont believes are reasonable, which assumptions are described in the accompanying notes. The unaudited pro forma condensed combined statement of operations excludes certain non-recurring charges that will be incurred in connection with the Acquisition including an inventory fair value step-up from the Acquisition expected to increase fiscal 2004 cost of sales by $1.0 million.

         Unaudited Pro Forma Condensed Combined Statement of Operations
                       Fiscal Year Ended December 27, 2003

                                              Newmark
                                Valmont    International,    Elimination of    Acquisition and     Pro forma for
                               Industries,      Inc.         Businesses Not       Financing        the Acquisition
                                  Inc.       Combined         Acquired (a)       Adjustments        and Financing
                                              (dollars in thousands, except per share amounts)
Net sales                      $837,625     $ 86,365          $ (8,542)           $   -               $915,448
Cost of sales                   629,635       65,093            (8,187)            1,000(b)            687,541
                                -------       -------           ------             -------             -------

Gross profit                    207,990       21,272              (355)           (1,000)              227,907

Selling, general and
administrative expenses         153,367       11,273            (1,087)            1,000(b)            164,553
                               --------      -------            -------            -----               -------

Operating income                 54,623        9,999               732            (2,000)               63,354


Interest expense                  9,897        1,130              (114)            2,195(c)            13,108

Interest income                  (1,095)           -                 -                 -               (1,095)
Other expense (income)              276          (18)               (1)                -                  257
                                   ----         ----                ---             ----                  ---

Earnings before income taxes     45,545        8,887                847           (4,195)              51,084

Income tax expense               16,534        3,608                350           (1,531)(d)           18,961
                                -------      -------              -----            --------            ------


Earnings before minority interest,
 equity in losses of
 nonconsolidated subsidiaries and
 cumulative effect of change in
 accounting principle            29,011        5,279                497           (2,664)             32,123

Minority interest                (2,222)           -                  -                -              (2,222)
Equity in losses of
   nonconsolidated subsidiaries
                                   (936)           -                  -                -                (936)
                                   -----        ----               ----           -----                -----
Income from continuing operations 25,853       5,279                497           (2,664)             28,965

Cumulative effect of change in
   accounting principle             (366)          -                  -                -                (366)
                                    -----       ----               ----             -----               -----
Net earnings                    $ 25,487    $  5,279              $ 497           $(2,664)          $ 28,599
                                =========   =========             =====          =========           ========

Earnings per common share:
  Basic                            $1.07                                                               $1.20
  Diluted                          $1.05                                                               $1.17

Weighted average shares outstanding:
  Basic                           23,805                                                              23,805
  Diluted                         24,358                                                              24,358

              Unaudited Pro Forma Condensed Combined Balance Sheet
                       Fiscal Year Ended December 27, 2003

                                                   Newmark
                                     Valmont    International,     Elimination of   Acquisition      Pro forma for
                                   Industries,      Inc.           Businesses Not   and Financing    the Acquisition
                                       Inc.      Combined           Acquired (a)      Adjustments     and Financing
                                                             (dollars in thousands)
Current assets:
Cash                                   $ 33,345     $  1,563        $     -          $   -             $ 34,908
Receivables, net                        151,765       14,061         (1,489)             -              164,337
Inventories                             116,475       11,004         (1,701)         1,000(e)           126,778
Recoverable and deferred income
   taxes                                 10,903          481            (39)             -               11,345
Other current assets                      8,622          933            (40)             -                9,515
                                         ------         ----            ----         ------               -----
Total current assets                    321,110       28,042         (3,269)         1,000              346,883

Property, plant and equipment, net      190,103       31,263         (2,857)         5,000(e)           223,509

Goodwill                                 56,022        2,769              -         45,187(e)           103,978
Other intangible assets                  14,358            -              -         30,000(e)            44,358
Other assets                             23,204            -              -              -               23,204
                                        -------         ----           ----         --------            -------
                                       $604,797     $ 62,074       $ (6,126)        $ 81,187          $ 741,932
                                      =========    =========       =========        ========          =========

Current liabilities:
Current portion of long-term debt      $ 15,009      $   109       $    -           $ (109)(e)        $ 15,009
Notes payable                            15,500        8,000            -           (8,000)(e)          15,500
Bridge loan facility                          -            -            -           27,936(e)           27,936
Accounts payable                         63,256        5,837         (663)               -              68,430
Accrued expenses                         55,856        2,062         (219)               -              57,699
Dividends payable                         1,921            -            -                -               1,921
                                         ------           --         ----            -----              ------
Total current liabilities               151,542      16,008          (882)          19,827             186,495

Long-term debt:
   Existing revolving credit facility    40,000           -             -           90,000(e)          130,000
   Promissory notes                      66,143           -             -                -              66,143
   Other                                 28,510       2,827             -           (2,827)(e)          28,510


Deferred income taxes                    22,748       3,516          (459)           9,125 (e)          34,930
Other long-term liabilities              22,116      12,000       (12,000)               -              22,116
Minority interest                         8,244           -             -                -               8,244

Shareholder's equity                    265,494      27,723         7,215          (34,938)(e)         265,494
                                      ---------   ---------      ---------         ---------        ----------
                                       $604,797    $ 62,074      $ (6,126)        $ 81,187           $ 741,932
                                      =========   =========      =========         =========        ==========

     Notes to Unaudited Pro Forma Condensed Combined Financial Data

(a) Reflects the elimination of businesses of Newmark that were not acquired in the Acquisition. The specific items adjusted for include the fiberglass business unit and liabilities not being assumed which include $12.0 million in dividends payable to Newmark's parent company that were cancelled pursuant to the acquisition agreement.

(b) Reflects adjustments to record additional depreciation and amortization expenses associated with the fair market value adjustments to property,
     plant  and  equipment   (included  in  costs  of  sales)  and  finite-lived
     intangible  assets  (included  in  selling,   general  and   administrative
     expenses):

     Property, plant and equipment                    $   1,000

     Finite-lived intangible assets                   $   1,000

(c)  Represents adjustments to interest expense as follows:

          Bridge loan facility
            (2.85% adjustable rate) (i)                 $ 796
          Revolving credit facility
            (2.25% adjustable rate) (ii)                2,025
          Elimination of Newmark's interest expense    (1,016)
          Amortization of financing costs on bridge
            loan facility(iii)                            390
                                                     ------------
                                                     $  2,195
                                                     ============

     (i) Represents the interest on the amount drawn on the bridge loan facility at LIBOR plus 175 basis points.
     (ii) Represents the interest on the amount drawn on the existing revolving credit facility at LIBOR plus 125 basis points.
     (iii)Represents fees associated with the bridge loan facility at 50 basis points on the total commitment and 50 basis points on the amount drawn on the bridge loan facility.

(d) Represents the tax effect of the pro forma adjustments at an estimated 36.5% tax rate.

(e) The Unaudited Pro forma Condensed Combined Financial Data include adjustments based upon the preliminary purchase price allocation, and further adjustments may be made based on the completion of final valuation and other studies. Specifically, following the closing of the Acquisition, Valmont will complete a valuation of fixed assets and intangible assets. The final purchase price is dependent on a number of factors, including the change in net book value of Newmark as of the closing date. The following table summarizes the net assets acquired and pro forma purchase price based on Newmark's December 31, 2003 financial statements.

     Net book value of Newmark                                      $ 27,723
     Plus: assets not acquired and liabilities not assumed (b)         7,215
     Plus: Repayment of assumed Newmark revolving credit               8,000
     Plus:  Repayment of assumed Newmark notes payable                 2,827
     Plus:  Repayment of assumed Newmark current portion of
          long-term debt                                                 109
                                                                  ------------
                                                                      45,874
                                                                  ------------
     Purchase consideration:
        Bridge loan facility                                          27,936
        Revolving credit facility                                     90,000
                                                                  ------------
                                                                     117,936
                                                                  ------------
       Purchase price adjustment                                    $ 72,062
                                                                  ============

       Preliminary purchase price allocation:
       Inventory                                                    1,000
       Property, plant and equipment                                5,000
       Finite lived intangible assets                              20,000
       Tradename                                                   10,000
       Goodwill                                                    45,187
       Deferred income taxes                                       (9,125)
                                                               ------------
                                                                 $ 72,062
                                                               ============


We expect to allocate a portion of the purchase price to property, plant and equipment and finite lived intangible assets. Assuming a weighted average life of 10 years, for each $10.0 million allocated to property, plant and equipment and finite lived intangible assets, pro forma net earnings would decrease by $635,000.